NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

THE SAINT JAMES COMPANY

the original of which was filed in this office on the 19th day of July, 1984.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of March, 2009.

Elaine F. Marshall

Secretary of State

340727

JUL 19 1 21 PM '84

FILED
THAD EURE
SECRETARY OF STATE
NORTH CAROLINA

**ARTICLES OF AMENDMENT
TO THE CHARTER OF
CHEM-WASTE CORPORATION**

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of §55-103 of the General Statutes of North Carolina, hereby executes the following Articles of Amendment:

1. The name of the corporation is CHEM-WASTE CORPORATION.

2. The following amendment to the charter of the corporation was adopted by its shareholders on the 3rd day of July, 1984, in the manner prescribed by law:

(a) Paragraph I of the Articles of Incorporation be amended by changing the corporate name from CHEM-WASTE CORPORATION to RADIATION DISPOSAL SYSTEMS, INC.

3. The number of the shares of the corporation outstanding at the time of the adoption of such adoption was 400; and the number of shares entitled to vote thereon was 400.

4. The number of shares voted for such amendment was 400; and no shares were voted against such amendment.

5. Any exchange, reclassification or cancelation of issued shares will be effected in the following manner: None.

6. Any change in the stated capital of the corporation will be effected in the following manner: None.

7. The amendment herein effected does not give rise to dissenter's rights to payment because all the shareholders have agreed to the amendment.

IN WITNESS WHEREOF, these Articles are signed by the President and Secretary of the corporation, this 9th day of July, 1984.

CHEM-WASTE CORPORATON

By Sherman T. Mayne
Vice President

ATTEST:

Linda M. Marlow
Secretary

NORTH CAROLINA

GASTON COUNTY

I, a Notary Public, hereby certify that on this 13th day of July, 1984, personally appeared before me Sherman T. Mayne and Linda M. Marlowe, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements therein contained are true.

Sharon M. Markham
Notary Public

My commission expires: 5/20/89